SEVERANCE PROTECTION AGREEMENT


           THIS SEVERANCE PROTECTION AGREEMENT is entered into as
of  the _______ day  of_____________,  1995  by  and  between  CBT
CORPORATION,   a   Kentucky  corporation  (the  "Company"),   and
______________________ ("Executive").

           WHEREAS, the Board recognizes the possibility of a Change in Control exists and that the threat or occurrence of a Change in Control can result in significant distractions to its key management personnel because of the uncertainties inherent in that situation;

           WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of Executive in the event of a threat or occurrence of a Change in Control and to ensure Executive's continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

          WHEREAS, to induce Executive to remain in the employ of the Company, particularly in the event of a threat or the occur rence of a Change in Control, the Company desires to enter into this Agreement with Executive to provide Executive with certain benefits in the event Executive's employment is terminated as a result of, or in connection with, a Change in Control.

           NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the Company and Executive agrees as follows:


      1.    TERM OF AGREEMENT.  This Agreement shall commence  on
__________, 1995 and will continue in effect until the expiration of two (2) years following a Change in Control.


      2.    DEFINITIONS.    The  following  terms  used  in  this
Agreement shall have the following meanings unless otherwise expressly provided herein.

            2.1   Agreement.  The  word  "Agreement"  means  this
Severance Protection Agreement entered into between the Company and Executive, as set forth herein.

           2.2 Accrued Compensation. The term "Accrued Compensa tion" means Executive's compensation earned or accrued through

                               27
the Termination Date but not paid as of the Termination Date, including base salary in effect as of the Termination Date, vacation pay, any incentive compensation which has been awarded or allocated to Executive for a fiscal year or other measuring period preceding the Termination Date but has not yet been paid, and all other amounts to which Executive is entitled under any compensation plan of Company or Successor at the time such payments are due.

           2.3 Base Amount. The term "Base Amount" means the greater of Executive's annual base compensation, determined
without  regard  to  any  salary  reduction  elections  made   by
Executive, in effect on: (a) the date on which a Change in Control occurs; or (b) January 1 of the year in which the Termination Date occurs.

            2.4   Beneficial  Ownership.   The  term  "Beneficial
Ownership" means beneficial ownership within the meaning of  Rule
13d-3 promulgated under the Exchange Act.

          2.5 Board. The word "Board" means the Company's Board of Directors.

           2.6 Cause. The word "Cause" means the termination of Executive's employment with the Company or a Successor for the following reasons: (a) Executive is convicted of a felony; or (b) Executive engages in conduct in connection with his employment which constitutes gross negligence or willful misconduct and which results in economic harm to the Company or Successor. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there is delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive and his counsel to be heard before the Board) of finding that, in the good faith opinion of the Board, Executive is guilty of the conduct set forth above and specifying the particulars thereof in detail.

           2.7 Change in Control. The term "Change in Control" means any of the following events:

           (a) 20% Stock Acquisition. Acquisition (other than directly from the Company) of Voting Securities by any Person immediately after which such Person has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securi ties; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control.

           (b) Change in Board Membership. The members of the Incumbent Board cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of any agreement intended to avoid or settle any election contest or proxy contest.

           (c) Merger, Consolidation, Reorganization. Approval of any of the following events by the Company's stockhold ers:

                (1) A merger, consolidation, reorganization, combination or share exchange involving the Company, unless:

                     (i)   the Company's stockholders immediately
               before the merger, consolidation, reorganization, combination or share exchange own, directly or indirectly, immediately following the merger, consolidation, reorganization, combination or share exchange, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the Surviving Corporation, or the ultimate parent of the Surviving Corporation, in substantially the same proportion as their ownership of the Voting Securities immediately before the merger, consolidation, reorganization, combination or share exchange; and

                     (ii) the individuals who were members of the
               Incumbent Board immediately before the execution of the agreement providing for the merger, consol idation, reorganization, combination or share exchange constitute at least a majority of the members of the Board of Directors of the Surviving Corporation or the ultimate parent of the Surviving Corporation; and

                     (iii)     no Person (other than the Company,
               a Subsidiary, an employee benefit plan maintained by the Company (or a trust forming a part there
               of), the Surviving Corporation or a subsidiary of the Surviving Corporation, or any Person who, immediately before the merger, consolidation, reorganization, combination or share exchange had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                 (2)    An  agreement  for  the  sale  or   other
          disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing:

                [i] a Change in Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Person, then a Change in Control shall occur; and

                [ii] no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in Executive, or a group of persons which includes Executive (as the term "group" is used and described in Rule 13d-5(b) promulgated under the Exchange Act), acquiring directly or indirectly more than twenty percent (20%) of the Voting Securities.

           2.8  Code.  The word "Code" means the Internal Revenue
Code of 1986, as amended.

            2.9    Company.    The  word  "Company"   means   CBT
Corporation, a Kentucky corporation, with its principal place of business at 333 Broadway, Paducah, Kentucky 42001.

            2.10 Disability. The word "Disability" means a physical or mental infirmity that results in Executive's absence from his duties with the Company or Successor for a period of one hundred eighty (180) consecutive days and Executive has not returned to his full-time employment before the Termination Date.

           2.11 Exchange Act.  The term "Exchange Act" means  the
Securities Exchange Act of 1934, as amended.

           2.12 Excise Tax. The term "Excise Tax" means the excise tax imposed by Code Section 4999 on excess parachute payments.

          2.13 Executive.  The word "Executive" means
____________________,residing at________________________________.

           2.14 Good Reason. The term "Good Reason" means the occurrence after a Change in Control of any of the following events or conditions:

          (a) a significant adverse change in Executive's duties or responsibilities from those in effect at any time within ninety (90) days preceding the date of a Change in Control or a change in Executive's reporting responsibilities or offices as in effect immediately before a Change in Control (it being understood that the failure of Executive to have duties or responsibilities after the Change in Control comparable to those in effect immediately before the Change in Control shall constitute a significant adverse change in duties or responsibilities);

          (b) a material reduction in Executive's base salary or the failure by the Company or Successor to increase Execu tive's base salary each year after a Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company during the two (2) full calendar years immediately preceding a Change in Control;

           (c) the Company's or Successor's failure to provide employee benefits to Executive which are comparable to those provided to similarly situated employees of the Company or Successor;

           (d) the relocation of Executive's office at which he is to perform his duties for the Company or Successor to a location more than fifty (50) miles from the location at which Executive performed his duties immediately before the Change in Control, except for required travel on the Com pany's or Successor's business to an extent substantially consistent with Executive's business travel obligations before the Change in Control, or, in the event Executive consents to any such relocation, the failure by the Company or Successor to pay (or reimburse Executive for) all reasonable moving expenses incurred by Executive relating to a change of his principal residence in connection with such relocation;

           (e) the taking of any action by the Company or Succes sor not required by law which would:

               (1) adversely affect Executive's participation in or materially reduce Executive's benefits under any benefit, compensation or bonus plan or arrangement in which Executive is participating immediately preceding the Change in Control; or

                (2) deprive Executive of any material fringe benefit enjoyed by Executive at the time of the Change in Control;

          (f) the failure by the Company or Successor to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was entitled in accor dance with the Company's normal leave policy in effect immediately preceding a Change in Control;

            (g) the failure of the Company to obtain the assumption of and agreement to perform this Agreement by any Successor as contemplated in Section 6; or

            (h)    any   purported  termination  of   Executive's
     employment by the Company or Successor which is not effected
     pursuant   to   a  Notice  of  Termination  satisfying   the
     requirements of Section 2.18 and Section 4.

          2.15 Incumbent Board. The term "Incumbent Board" means the individuals who are members of the Board as of the date of this Agreement.

           2.16 Non-Control Acquisition. The term "Non-Control Acquisition" means an acquisition by: [i] an employee benefit plan (or a trust forming a part thereof) maintained by the Company or a Subsidiary; [ii] the Company or a Subsidiary, or [3] any Person in connection with a Non-Control Transaction.

           2.17  Non-Control Transaction.  The term  "Non-Control
Transaction" means a transaction described in clauses (i) through
(iii) of Section 2.7(c)(1).

           2.18 Notice of Termination. The term "Notice of Termination" means, following a Change in Control, a written notice of termination of Executive's employment which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

           2.19 Person. The word "Person" means a person as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

           2.20  Subsidiary.   The  word "Subsidiary"  means  any
corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

          2.21 Successor.  The word "Successor" means a Surviving
Corporation, or a corporation or other entity acquiring all or substantially all the assets and business of the Company whether by operation of law or otherwise.

            2.22  Surviving  Corporation.   The  term  "Surviving
Corporation" means the corporation resulting from a merger, consolidation, reorganization, combination or exchange of shares involving the Company.

           2.23 Termination Date. The term "Termination Date" means: (a) in the case of Executive's death, his date of death;
(b) in the case of Executive's termination of employment for Good Reason, the last day of Executive's employment as specified in the Notice of Termination; and (c) in all other cases, thirty
(30) days after: [i] the date Notice of Termination is delivered to Executive, or [ii] Executive's resignation for reasons other than Good Reason.

           2.24 Voting Securities. The term "Voting Securities" means the Company's voting securities.


     3.   TERMINATION OF EMPLOYMENT.

           3.1 Severance Benefits. If, during the term of this Agreement, Executive's employment with the Company and/or its Subsidiaries or a Successor is terminated within twenty-four (24) months following a Change in Control, Executive shall be entitled to the following compensation and benefits:

           (a) If Executive's employment is terminated by the Company or a Successor for Cause or Disability, or by reason of Executive's death or, if Executive's employment is termi nated by Executive other than for Good Reason, the Company or Successor shall pay to Executive his Accrued Compensa tion.

           (b) If Executive's employment is terminated for any reason (including, without limitation, by Executive for Good
     Reason) other than as specified in Section 3.1(a), Executive shall be entitled to the following:

                (1) the Company or Successor shall pay to Execu tive all Accrued Compensation;

                (2) the Company or Successor shall pay to Execu tive a severance payment equal to two (2) times Execu tive's Base Amount;

                (3) immediate vesting of all outstanding options under any stock option plan of the Company, its Subsid iaries or a Successor;

                (4) the Company or Successor shall maintain in full force and effect for the benefit of Executive and Executive's dependents and beneficiaries, at the Comp-any's or Successor's expense (less the amount Executive or his dependent or beneficiary would have paid for such coverage had Executive's employment not terminat
          ed) all medical, hospitalization, vision and/or dental plans in which Executive and/or Executive's dependents and beneficiaries participated immediately before the Termination Date (provided that continued participation is possible under the general terms and provisions of such plans), until the earlier of [i] the expiration of two (2) years following the Termination Date, or [ii] the effective date of Executive's coverage under a group medical, vision and dental benefit plan of a new employer (which is comparable to coverage under the Company's or Successor's medical, vision or dental plan). If participation in any such plan is barred, the Company or Successor shall arrange at its own ex pense (less the amount Executive or Executive's dependent or beneficiary would have paid for such coverage had Executive's employment not terminated) to provide Executive and his dependents and beneficiaries with medical, vision and dental benefits substantially similar to the benefits which he or she was entitled to receive under such plans. Said coverage shall count against any period of continuation coverage to which Executive and his dependents and beneficiaries may be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                (5) the Company or Successor shall pay to Execu tive an award under the Company's or Successor's annual cash incentive compensation plan equal to the amount Executive would have received under such plan in the calendar year in which the Termination Date falls prorated to the Termination Date;

                (6)   the  Company or Successor  shall  reimburse
          Executive for reasonable moving expenses, except to the extent such expenses are paid by Executive's new employer;

                (7) the Company or Successor shall pay to Execu tive reasonable attorney fees and other expenses in curred by Executive to enforce the provisions of this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Excise Tax applicable to any payment or transfer under this Agreement; and

                (8) the Company or Successor shall pay to Execu tive all benefits payable to Executive under the Com pany's or Successor's money purchase pension plan and 401(k) plan and any other plan or agreement relating to retirement benefits.

          3.2  Time and Form of Payment.

           (a) The amounts provided for in Sections 3.1(a) and 3.1(b)(1) and (2) shall be paid: [i] in a single sum cash payment no later than fifteen (15) days after Executive's Termination Date; or [ii] at Executive's option made pursuant to a written election delivered to the Company before the Change in Control, in three (3) substantially equal annual payments commencing no later than fifteen (15) days after Executive's Termination Date. Should Executive elect to receive payments hereunder in installments, the amount of the Company's outstanding obligation to Executive shall be credited with interest on a monthly basis at a rate equal to the then current rate for one-year insured certificates of deposit at Citizens Bank and Trust Company, Paducah, Kentucky.

           (b)   Reimbursement of moving expenses as provided  in
     Section 3.1(b)(6) and reimbursement of legal fees and expenses as provided in Section 3.1(b)(7) shall be made on a regular and periodic basis by the Company or Successor upon Execu-tive's presentation to the Company or Successor of a statement of such fees and expenses.

          (c)  The amounts provided for in Sections 3.1(b)(5) and
     (8) shall be paid as soon as reasonably practicable following the calculation thereof.

            3.3 Mitigation Not Required. Executive is not required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no payment shall be reduced by compensation or benefits provided to Executive in any subsequent employment except as provided in
Section 3.1(b)(4).

           3.4   Payments  in  Lieu of Other  Compensation.   The
payments and benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which Executive may be entitled.


      4.   NOTICE OF TERMINATION.  Following a Change in Control,
(a) any termination of Executive's employment by the Company or Successor hereof shall be communicated by Notice of Termination to Executive and (b) any termination of Executive's employment by Executive for Good Reason shall be communicated by Notice of Termination to the Company or Successor, which Notice of Termina tion shall specify a Termination Date which shall not be more than thirty (30) days after the delivery of Notice of Termination.

      5. TERMINATION FOR GOOD REASON. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason. Executive's termination of employment for Good Reason under this Agreement shall not be considered termination for "cause" under the Company's or Successor's stock option plans or agreements.


      6. SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the Company and its Successors. The
Company shall require any Successors to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.


      7. NONTRANSFERABILITY. This Agreement, and the rights or interests hereunder, are not assignable or transferable by Execu tive, or Executive's dependents, beneficiaries or legal repre sentatives, except by will or by the laws of descent and distribu tion. This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's duly appointed legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive dies while amounts are still payable to Executive under this Agreement if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there be no such designee, to Executive's estate.


     8. NOTICES. Notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company or Successor shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company or Successor. All notices and communications shall be deemed to have been received on the date hand-delivered or on the third business day after depositing in the United States mail, except that notice of change of address shall be effective only upon receipt.


      9. MODIFICATION; WAIVER; TERMINATION. No provision of this Agreement may be modified, waived or discharged unless the waiver, modification or discharge is agreed to in writing and signed by Executive and the Company or Successor. No waiver by Executive or the Company or Successor at any time of any breach by the other party, or compliance with any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Neither the termination of this Agreement nor the expiration of the term of this Agreement shall affect the obligations of the Company or Successor under Section 3 of this Agreement, which shall survive any such termination.


      10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of other provisions, which shall remain in full force and effect.


      11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and Executive and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties with respect to the subject matter of this Agreement; provided, however, that if Executive terminates his employment with the Company or Successor following a Change in Control for other than Good Reason, this Agreement shall not be deemed to modify or supersede in any manner any rights which Executive may have under any existing severance or other employee benefit plan or program of the Company or Successor.


     12. GOVERNING LAW. This Agreement shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Kentucky without giving effect to Kentucky's conflict of laws principles.


           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the date and year first above written.


                              CBT CORPORATION



                          By: __________________________

                       Title: __________________________



ATTEST:


___________________________
Secretary


                             "EXECUTIVE"


                             _________________________